Exhibit 10.1

SECOND AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS SECOND AMENDMENT TOREAL ESTATE PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of March 1, 2017, by and between EASY RENTALS, LLC, an Alabama limited liability company (“Seller”), and REVEN HOUSING REIT, INC., a Maryland corporation (“Buyer”).

RECITALS:

WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase and Sale Agreement December 9, 2016, as amended by that certain Amendment to Real Estate Purchase and Sale Agreement dated February 17, 2017 (collectively, the “Contract”), pursuant to which Seller agreed to sell to Buyer certain real property consisting of 72 single family homes, including townhomes, in the State of Alabama, as more particularly described in the Contract, together with all of the improvements and structures located thereon, any heating and ventilating systems and other fixtures located therein or thereon, and all rights, interests, benefits, privileges, easements and appurtenances to the land and the Improvements, if any (collectively, the “Premises”);

WHEREAS, the Due Diligence Period (as defined in the Contract) is scheduled to expire on March 6, 2017;

WHEREAS, Buyer has requested to further extend the Due Diligence Period; and

WHEREAS, Seller and Buyer desire to amend the Contract in certain respects, all as more particularly described herein below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in the Contract, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Seller and Buyer hereby agree as follows:

1.       The Contract is hereby amended to provide that the Due Diligence Period shall expire on March 31, 2017.

2.       The Contract is hereby amended to provide that the Closing Date shall occur on April 10, 2017

3.       All capitalized terms found in the Contract shall have the same meaning when used in this Amendment. This Amendment may be executed by facsimile or electronic signatures, which for all purposes shall be deemed to constitute originals. In addition, this Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

4.       Except as amended hereby, all terms and provisions of the Contract are and remain in full force and effect as therein written and are reinstated, ratified, and/or confirmed if and to the extent required to affirm the continuing validity of the Contract.

5.       In the event of a conflict between the terms of this Amendment and those of the Contract, the terms of this Amendment shall govern and control.

SELLER

EASY RENTALS, LLC,
an Alabama limited liability company

By:	/s/ Bill Smith
Bill Smith, Member

BUYER

REVEN HOUSING REIT, INC.
a Maryland corporation

By:	/s/ Chad Carpenter
Chad Carpenter
Chief Executive Officer